EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

    As authorized by Sections 242 and 103 of the Delaware General Corporation Law, the undersigned being the duly authorized officer of the above corporation, hereby amends the Amended and Restated Certificate of Incorporation thereof, as follows:

     Article FIRST of the Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

     FIRST: The name of the corporation is DRS TECHNOLOGIES, INC. (hereinafter called the "corporation").

     The undersigned hereby certifies that the foregoing amendment has been adopted by the unanimous vote of the board of directors and the affirmative vote of the stockholders of the corporation in accordance with the provisions of
Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment has been signed this 8th day of August, 1997.

                                          /s/ Nancy R. Pitek
                                          -----------------------------
                                          NANCY R. PITEK,
                                          Vice President